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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218838

Prospectus Supplement
(to Prospectus dated July 11, 2017)

Pre-Funded Warrants to Purchase up to 4,000,000 Shares of Common Stock and 4,000,000 Shares of Common Stock underlying the Pre-Funded Warrants

          We are offering pre-funded warrants to purchase up to 4,000,000 shares of our common stock, $0.001 par value per share (the "Pre-Funded Warrants"), and the shares of common stock issuable upon exercise of the Pre-Funded Warrants to certain institution and accredited investors pursuant to this prospectus supplement and the accompanying prospectus and securities purchase agreements with such investors. The Pre-Funded Warrants are being offered at a purchase price of $0.49 per warrant. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 per share of common stock and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such Pre-Funded Warrants. In a concurrent private placement, we are also issuing to the investors who purchase Pre-Funded Warrants in this offering common stock purchase warrants to purchase up to 3,000,000 shares of our common stock, which represent 75% of the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants being purchased in this offering (the "Common Warrants"). The Common Warrants and the shares of our common stock issuable upon the exercise of the Common Warrants (the "Common Warrant Shares") are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act") and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants and we do not expect a market to develop. In addition, neither the Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompany prospectus nor the Common Warrants being issued in the concurrent private placement are listed, and we do not intend to list the Pre-Funded Warrants or the Common Warrants on any national securities exchange.

          Our common stock is listed on the NYSE American under the symbol "EMAN." The last reported sale price of our common stock on the NYSE American on April 9, 2019 was $0.61 per share. The Pre-Funded Warrants and the Common Warrants are not and will not be listed on any national securities exchange or other trading market.

          As of April 9, 2019 the aggregate market value of our outstanding common stock held by non-affiliates was $17.7 million based on 49,161,273 shares of outstanding common stock, of which 31,419,478 shares are held by non-affiliates, and a per share price of $0.61, based on the closing bid price of our common stock as quoted on the NYSE American on April 9, 2019. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold $2,000,000 of securities pursuant to General Instruction I.B.6. of Form S-3.

          Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading "Risk Factors" on page S-5 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

          We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the Pre-Funded Warrants offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to sell the Pre-Funded Warrants offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the Pre-Funded Warrants we are offering.

	Per Pre-Funded Warrant	Total

Offering price	$0.49	$1,960,000

Placement agent fees(1)	$0.03	$120,000

Proceeds, before expenses, to eMagin Corporation(2)	$0.46	$1,840,000

(1)
Placement agent fees are payable as a percentage of (i) gross proceeds to the Company from this offering of Pre-Funded Warrants and (ii) gross proceeds to the Company from the exercise of the Pre-Funded Warrants, assuming full exercise of such warrants at the exercise price of $0.01 per warrant. In addition, we have agreed to reimburse the placement agent for certain of its expenses and to grant warrants to purchase shares of our common stock to the placement agent as described under the "Plan of Distribution" on page S-13 of this prospectus supplement (the "Placement Agent Warrants").

(2)
The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Pre-Funded Warrants or the Common Warrants being issued in the concurrent private placement or of the Placement Agent Warrants.

          Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the securities that may be offered under this prospectus supplement, nor have any of these regulatory authorities determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          Delivery of the securities to the purchasers is expected to be made on April 11, 2019, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 9, 2019

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

        If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

        You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the placement agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the placement agent are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        All references in this prospectus supplement or the accompanying prospectus to "eMagin Corporation," "eMagin," "the Company," "we," "us," and "our company" mean eMagin Corporation and its wholly owned subsidiary, Virtual Vision, Inc., unless we state otherwise or the context otherwise requires.

        eMagin® is a registered trademark of eMagin Corporation. dPdTM is an unregistered trademark of eMagin. All rights reserved.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors" contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the consolidated financial statements, including the related notes, appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise stated, all information contained in this prospectus supplement assumes or gives effect to no exercise of the warrants or options to purchase common stock.

Overview

        We design, develop, manufacture and market organic light emitting diode, or OLED, miniature displays, which we refer to as OLED-on-silicon microdisplays, virtual imaging products that utilize OLED microdisplays, and related products. We also perform research in the OLED field. Our virtual imaging products integrate OLED technology with silicon chips to produce high-resolution microdisplays which, when viewed through a magnifying headset, create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer, or OEM, customers in the military and commercial markets to develop and market improved or new electronic products.

        We believe that our OLED microdisplays offer a number of significant advantages over comparable liquid crystal microdisplays, including higher contrast, greater power efficiency, less weight, more compact size, and negligible image smearing. Using our active matrix OLED technology, many computer and electronic system functions can be built directly into the OLED microdisplay silicon backplane, resulting in compact, high resolution and power efficient systems. Already proven in military and commercial systems, our product portfolio of OLED microdisplays deliver high-resolution, virtual images that perform effectively even in extreme temperatures and high-vibration conditions.

        Our OEM customers incorporate our OLED displays in a variety of products including, military aviation helmets, military weapons sights and targeting systems, night vision and thermal imaging devices, training and simulation, visualization for ocular surgery, mobile ultrasound and augmented reality, or AR, applications.

        We believe our technology, intellectual property portfolio and position in the marketplace give us a leadership position in OLED and OLED-on-silicon microdisplay technology. We have an intellectual property portfolio that includes 32 U.S. patents and 24 pending U.S. patent applications (two of which have received a Notice of Allowance), and have over 20 years of manufacturing know-how and other proprietary technologies to create our high performance OLED microdisplays. We believe that we are one of only a few companies to market and produce significant quantities of high resolution, small molecule OLED-on-silicon microdisplays.

        We also believe that our direct patterning dPd technology, which we introduced during 2018, gives us an advantage over other OLED microdisplays because it allows us to produce microdisplays with the high brightness required for virtual reality, or VR, and AR and certain military applications. Traditional OLED microdisplays utilize white emitting OLED with color filters that lessen the intensity of emitted light by as much as 85%, significantly reducing brightness. Microdisplays manufactured by direct patterning do not require color filters to achieve color variations and allow for the application of more efficient OLED structures which achieve higher brightness. Direct patterning also allows for much lower power and longer life when run at the same luminance of a color filter display

        We derive the majority of our revenue from sales of our OLED microdisplay products to the military, commercial and consumer markets. We also earn revenue from government research and development contracts. In addition, we generate limited sales from optics and microdisplays combined with optics.

Recent Developments

Public Offering of Common Stock

        On April 8, 2019, we consummated the sale of 4 million shares of our common stock to an institutional investor in a registered direct offering. The shares of common stock were sold at a purchase price of $0.50 per share, for gross proceeds to the Company of $2.0 million, before deducting placement agent fees and other offering expenses payable by the Company. The offering was made pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 20, 2017, and declared effective on July 11, 2017 (File No. 333-218838) and a related prospectus supplement. In a concurrent private placement, we also issued to the institutional investor unregistered warrants to purchase up to 3 million shares of our common stock at an exercise price of $0.78 per share. The warrants are exercisable six months following issuance and will expire five and one half years from the issuance date.

        We were formed through the merger of Fashion Dynamics Corporation, which was organized on January 23, 1996 under the laws of the State of Nevada, and FED Corporation, a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Simultaneous with this merger, we changed our name to eMagin Corporation. We are incorporated in the state of Delaware. The address of our principal executive offices is 700 South Drive, Suite 201, Hopewell Junction, NY 12533 and our telephone number is (845) 838-7900.

The Offering

Issuer	eMagin Corporation
Pre-Funded Warrants offered by us

Pre-Funded Warrants to purchase up to 4,000,000 shares of common stock and the shares of common stock issuable upon exercise of the Pre-Funded Warrants. The Pre-Funded Warrants are being offered at an offering price of $0.49 per warrant. The Pre-Funded Warrants will have an exercise price of $0.01 per share of common stock and will be immediately exercisable and may be exercised at any time until exercised in full. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on any national securities exchange.

Offering price per Pre-Funded Warrant	$0.49 per Pre-Funded Warrant
Shares of common stock outstanding before this offering(1)	49,161,273 shares
Concurrent private placement of Common Warrants

We are offering Pre-Funded Warrants to purchase up to 4,000,000 share of our common stock in this offering pursuant to this prospectus supplement and the accompanying base prospectus and securities purchase agreements. The purchase price of each Pre-Funded Warrant will equal $0.49 per Pre-Funded Warrant, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. In a concurrent private placement, we are also issuing to investors who purchase Pre-Funded Warrants in this offering Common Warrants to purchase an additional 3,000,000 shares of our common stock which represent 75% of the number of shares of common stock issuable upon exercise of the Pre-Funded purchased in this offering. Each Common Warrant will be exercisable for one share of our common stock at an exercise price of $0.78 per share for a period of five years, such period commencing after the end of a 6-month non-exercisable period. The Common Warrants and the Common Warrant Shares are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are such Common Warrants and Common Warrant Shares being offered pursuant to such prospectus supplement and base prospectus and are being offered pursuant to an exemption provided in Section 4(a) (2) of the Securities Act and Rule 506(b) promulgated thereunder. There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any national securities exchange. Each purchaser will be an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

Use of Proceeds

We estimate that the proceeds from this offering will be approximately $1.7 million, after deducting the placement agent fees and estimated offering expenses payable by us. See "Use of Proceeds" below.

Market for the Common Stock	Our common stock is quoted on the NYSE American under the symbol "EMAN."
Risk Factors

See "Risk Factors" on page S-5 and other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest this offering.

(1)
The number of shares of our common stock outstanding immediately before this offering is based on 45,161,273 shares outstanding as of December 31, 2018 and the consummation of the recent offering of 4,000,000 shares of our common stock described under "Prospectus Supplement Summary—Recent Developments—Public Offering of Common Stock," and excludes:

•
4,678,420 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2018, at a weighted average exercise price of $2.81 per share;

•
7,545,333 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock;

•
2,947,949 shares of our common stock issuable upon the exercise of warrants issued in August 2016 outstanding as of December 31, 2018, at an exercise price of $2.60 per share; 383,500 shares of our common stock issuable upon the exercise of warrants issued in December 2015 outstanding as of December 31, 2018, at an exercise price of $2.05 per share; 100,000 shares of our common stock issuable upon the exercise of warrants issued in March 2017 outstanding as of December 31, 2018, at an exercise price of $2.25 per share, 1,650,000 shares of our common stock issuable upon the exercise of warrants issued in May 2017 outstanding as of December 31, 2018, at an exercise price of $2.45 per share; 3,974,324 shares of our common stock issuable upon the exercise of warrants issued in January 2018 outstanding as of December 31, 2018, at an exercise price of $1.55 per share; 3,000,000 shares of our common stock issuable upon the exercise of warrants issued in April 2019, at an exercise price of $0.50 per share; and 120,000 shares of our common stock issuable upon exercise of warrants issued in April 2019, at an exercise price of 0.55 per share;

•
4,000,000 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants offered in this offering with an exercise price of $0.01 per share;

•
3,000,000 shares of our common stock issuable upon the exercise of the Common Warrants offered pursuant to the concurrent private placement with an exercise price of $0.78 per share; and

•
120,000 shares of our common stock issuable upon the exercise of the Placement Agent Warrants issued as compensation to the placement agent for this offering with an exercise price of $0.55 per share.

        Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, does not assume or give effect to the exercise of the Pre-Funded Warrants offered hereby, the Common Warrants offered in the concurrent private placement or of the Placement Agent Warrants.

RISK FACTORS

        Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors discussed below and the risk factors included in the documents incorporated by reference in this prospectus, including "Part I, Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our securities could decline, and you may lose all or part of your investment.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the shares of common stock underlying the Pre-Funded Warrants that you purchase.

        Since the offering price per Pre-Funded Warrant (assuming the exercise in full of the Pre-Funded Warrants) being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock issuable upon exercise of the Pre-Funded Warrants you purchase in this offering. Based on the offering price of $0.50 per share underlying the Pre-Funded Warrants, if you purchase Pre-Funded Warrants in this offering, you will suffer immediate and substantial dilution of $0.10 per share in the net tangible book value of the common stock (assuming the exercise in full of the Pre-Funded Warrants). See the section entitled "Dilution" below for a more detailed discussion of the dilution you would incur if you purchase securities in this offering.

There is no public market for the Pre-Funded Warrants being offered in this offering.

        There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of our Pre-Funded Warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

        Until you acquire shares of our common stock upon exercise of your Pre-Funded Warrants, you will have no rights with respect to the shares of our common stock underlying such warrants, except as set forth in such warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

        We will have considerable discretion in the application of the net proceeds of this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditure. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

        As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our management's belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

        In particular, forward-looking statements in this prospectus supplement, the accompanying prospectus and any free writing prospectus and in the documents that we reference herein and therein include statements about:

  •
  our ability to generate sufficient cash flows and obtain the additional financing we need in order to continue as a going concern;

  •
  our ability to generate additional revenue or secure additional external financing when, or if, required, in order to continue our current operations;

  •
  our ability to meet our obligations as they become due over the next twelve months;

  •
  our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms and the interest rate and expense we incur on any debt financing;

  •
  our anticipated cash needs and our estimates regarding our capital requirements;

  •
  our ability to manufacture our products on a timely basis and at a competitive cost;

  •
  our ability to protect our intellectual property;

  •
  our ability to successfully develop and market our products to customers;

  •
  our ability to generate customer demand for our products in our target markets;

  •
  the development of our target markets and market opportunities, including the consumer market;

  •
  technological developments in our target markets and the development of alternate, competing technologies in them;

  •
  the rate of acceptance of AR/VR systems and products in the consumer and commercial marketplace;

  •
  our potential exposure to product liability claims;

  •
  our ability to meet customers' delivery schedules;

  •
  our ability to successfully remediate manufacturing issues that have resulted in production delays and successfully integrate new equipment on our manufacturing line;

  •
  market pricing for our products and for competing products;

  •
  the concentration of a significant ownership percentage in our Company in a relatively small number of stockholders and the ability of one or more of such stockholders to exert substantial control over our affairs;

  •
  changes in demand by OEM customers for advanced microdisplays, limited availability of suppliers and foundries, high costs of raw materials, pricing pressure brought by the marketplace or governmental customers and other factors that impact the commercial, military and consumer markets in which we operate;

  •
  increasing competition;

  •
  provisions in certain of our organizational documents, commercial agreements and our military contracts that may prevent or delay an acquisition of, partnership with, or investment in, our Company and our ability to develop original equipment manufacturer and mass production partnerships; and

  •
  our efforts to sell or otherwise dispose of our consumer night vision business.

        Forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in the documents that we reference herein and therein represents our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

 USE OF PROCEEDS

        We estimate that the proceeds from this offering will be approximately $1.7 million, after deducting the placement agent fees and estimated offering expenses payable by us excluding the proceeds we may receive from the exercise of the Pre-Funded Warrants and the Common Warrants issued in the concurrent private placement and the Placement Agent Warrants. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

        We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

        Absent this offering, additional capital may not be available on terms favorable to us, or at all. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. We have limited borrowing availability under our asset-based lending facility and any borrowings made under the facility impose certain restrictive covenants that limit the discretion of our management in operating our business and could prevent us from capitalizing on certain business opportunities. If we incur additional debt, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. The terms of any debt securities issued could also impose significant restrictions on our operations. Broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and may adversely impact our ability to raise additional funds. If we are unable to raise adequate funds, we may have to delay, reduce the scope of, or eliminate some or all of, our development programs or liquidate some or all of our assets.

 CAPITALIZATION

        The following table sets forth our cash and capitalization as of December 31, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to (1) our sale in this offering of Pre-Funded Warrants to purchase up to 4,000,000 shares of common stock, at a public offering price of $0.49 per warrant, after deducting placement agent fees and estimated offering expenses payable by us and (2) the consummation of the recent offering of 4,000,000 shares of our common stock described under "Prospectus Supplement Summary—Recent Developments—Public Offering of Common Stock."

        You should read this table in conjunction with "Use of Proceeds" as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2018
	Actual	As Adjusted(1)
	(unaudited) (amounts in thousands, except share data)
Cash, cash equivalents	$3,359	$6,742

Revolving credit facilities, net	—	—
Stockholders' equity:
Series B Convertible Preferred stock, (liquidation preference of $5,659,000) stated value $1,000 per share, $.001 par value: 10,000 shares designated and 5,659 issued and outstanding as of December 31, 2018, actual and as adjusted	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued 45,323,339 and outstanding 45,161,273 shares as of December 31, 2018(2); 53,323,339 shares issued and 53,161,273 shares outstanding, as adjusted to give effect to this offering	45	49
Additional paid-in capital	254,736	258,115
Accumulated deficit	(236,312)	(236,312)
Treasury stock, 162,066 shares as of December 31, 2018	(500)	(500)

Total stockholders' equity	17,969	21,352

Total capitalization	$17,969	$21,352

(1)
The as-adjusted amount reflects the net proceeds to us from the sale of Pre-Funded Warrants in this offering and the sale of 4,000,000 shares of common stock in the recent offering described under "Prospectus Supplement Summary—Recent Developments—Public Offering of Common Stock" (in each case, after deducting the placement agent fees and estimated offering expenses payable by us).

(2)
The number of shares of our common stock in the table above excludes:
  •
  4,678,420 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2018, at a weighted average exercise price of $2.81 per share;

  •
  7,545,333 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock;

  •
  2,947,949 shares of our common stock issuable upon the exercise of warrants issued in August 2016 outstanding as of December 31, 2018, at an exercise price of $2.60 per share; 383,500 shares of our common stock issuable upon the exercise of warrants issued in December 2015 outstanding as of December 31, 2018, at an exercise price of $2.05 per share; 100,000 shares of our common stock issuable upon the exercise of warrants issued in March 2017 outstanding as of December 31, 2018, at an exercise price of $2.25 per share, 1,650,000 shares of our common stock issuable upon the exercise of warrants issued in May 2017 outstanding as of December 31, 2018, at an exercise price of $2.45 per share; 3,974,324 shares of our common stock issuable upon the exercise of warrants issued in January 2018 outstanding as of December 31, 2018, at an exercise price of $1.55 per share; 3,000,000 shares of our common stock issuable upon the exercise of warrants issued in April 2019, at an exercise price of $0.50 per share; and 120,000 shares of our common stock issuable upon exercise of warrants issued in April 2019, at an exercise price of 0.55 per share;

  •
  3,000,000 shares of our common stock issuable upon the exercise of the Common Warrants offered pursuant to the concurrent private placement with an exercise price of $0.01 per share; and

  •
  120,000 shares of our common stock issuable upon the exercise of the Placement Agent Warrants issued as compensation to the placement agent for this offering at an exercise price of $0.55 per share.

 DILUTION

        If you invest in our Pre-Funded Warrants, you will experience dilution to the extent of the difference between the price per share underlying the Pre-Funded Warrants that you pay and the net tangible book value per share of our common stock immediately after this offering.

        Our net tangible book value as of December 31, 2018, was approximately $17.9 million, or $0.40 per share of our common stock, based upon the number of shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2018. Dilution in net tangible book value per share represents the difference between the amount per share underlying the Pre-Funded Warrants paid by purchasers of the Pre-Funded Warrants in this offering and the net tangible book value per share of our common stock immediately after this offering.

        After giving effect to (1) the sale of Pre-Funded Warrants to purchase up to 4,000,000 shares of our common stock (assuming full exercise of the Pre-Funded Warrants) to be sold in this offering, at the offering price of $0.49 per Pre-Funded Warrant (together with an exercise price of $0.01 per Pre-Funded Warrant) and (2) the consummation of the recent offering of 4,000,000 shares of our common stock described under "Prospectus Supplement Summary—Recent Developments—Public Offering of Common Stock," and after deducting the estimated placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2018 would have been approximately $21.3 million, or $0.40 per share. This represents no change in net tangible book value per share to existing stockholders and immediate dilution in net tangible book value of $0.10 per share to new investors purchasing our Pre-Funded Warrants in this offering at the offering price (together with the exercise price of $0.01 per Pre-Funded Warrant). The following table illustrates this dilution on a per share basis:

Public offering price per share underlying the Pre-Funded Warrants (assuming full exercise of the Pre-Funded Warrants)		$0.50
Net tangible book value per share as of December 31, 2018	$0.40
Change in net tangible book value per share attributable to new investors	$—

As adjusted net tangible book value per share as of December 31, 2018 after giving effect to this offering		$0.40

Dilution in net tangible book value per share underlying the Pre-Funded Warrants to investors in this offering		$0.10

        Each $0.10 increase (decrease) in the public offering price of $0.50 per share (assuming full exercise of the Pre-Funded Warrants) would have no impact on dilution per share to new investors after deducting estimated placement agent fees and estimated offering expenses payable by us for this offering.

        The foregoing table and discussion is based on 45,161,273 shares outstanding as of December 31, 2018, as adjusted for (1) the sale of Pre-Funded Warrants to purchase up to 4,000,000 shares of our common stock (assuming full exercise of the Pre-Funded Warrants) to be sold in this offering, and (2) the consummation of the recent offering of 4,000,000 shares of our common stock described under "Prospectus Supplement Summary—Recent Developments—Public Offering of Common Stock." The foregoing table excludes:

  •
  4,678,420 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2018, at a weighted average exercise price of $2.81 per share;

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  7,545,333 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock;

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  2,947,949 shares of our common stock issuable upon the exercise of warrants issued in August 2016 outstanding as of December 31, 2018, at an exercise price of $2.60 per share; 383,500 shares of our common stock issuable upon the exercise of warrants issued in December 2015 outstanding as of December 31, 2018, at an exercise price of $2.05 per share; 100,000 shares of our common stock issuable upon the exercise of warrants issued in March 2017 outstanding as of December 31, 2018, at an exercise price of $2.25 per share, 1,650,000 shares of our common stock issuable upon the exercise of warrants issued in May 2017 outstanding as of December 31, 2018, at an exercise price of $2.45 per share; 3,974,324 shares of our common stock issuable upon the exercise of warrants issued in January 2018 outstanding as of December 31, 2018, at an exercise price of $1.55 per share; 3,000,000 shares of our common stock issuable upon the exercise of warrants issued in April 2019, at an exercise price of $0.50 per share; and 120,000 shares of our common stock issuable upon exercise of warrants issued in April 2019, at an exercise price of 0.55 per share;

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  3,000,000 shares of our common stock issuable upon the exercise of the Common Warrants offered pursuant to the concurrent private placement with an exercise price of $0.75 per share; and

  •
  120,000 shares of our common stock issuable upon the exercise of the Placement Agent Warrants issued as compensation to the placement agent for this offering with an exercise price of $0.55 per share.

        The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Pre-Funded Warrants

        We are offering Pre-Funded Warrants to purchase up to a maximum of 4,000,000 shares of our common stock. The Pre-Funded Warrants will be issued in certificated form. Each Pre-Funded Warrant will be exercisable for one share of our common stock at an exercise price of $0.01 per share. The Pre-Funded Warrants will be immediately exercisable upon issuance and at any time thereafter until exercised in full.

        A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, at the election of the holder, prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the "Beneficial Ownership Limitation"); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. Investors who already beneficially hold in excess of 9.99% of our outstanding shares of common stock at closing may elect to not be subject to this Beneficial Ownership Limitation.

        The exercise price and number of the shares of our common stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants. The Pre-Funded Warrant holders will also be permitted to participate on an as exercised to common stock basis in any subsequent rights offering by us, if any, and in any dividend or special distributions of assets by us, if any.

        The Pre-Funded Warrants will be exercisable on a "cashless" basis if we do not maintain a current registration statement registering the shares of common stock issuable upon exercise of the Pre-Funded Warrants under the Securities Act. In addition, the Pre-Funded Warrants will survive any acquisition of the Company.

        The foregoing description of the Pre-Funded Warrants is a summary. For the complete terms of the Pre-Funded Warrants, you should refer to the form of Pre-Funded Warrant to be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

PLAN OF DISTRIBUTION

        Pursuant to an engagement letter agreement dated February 24, 2019 and amended on April 3, 2019 and April 4, 2019, we have engaged H.C. Wainwright & Co., LLC ("Wainwright" or the "placement agent") to act as our exclusive placement agent in connection with this offering of our Pre-Funded Warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our Pre-Funded Warrants in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our Pre-Funded Warrants, and the placement agent will have no authority to bind us by virtue of the engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our Pre-Funded Warrants offered pursuant to this prospectus supplement.

        The placement agent proposes to arrange for the sale of the Pre-Funded Warrants we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through securities purchase agreements directly between the purchasers and us. We will only sell to investors who have entered into securities purchase agreements.

        We expect to deliver the Pre-Funded Warrants being offered pursuant to this prospectus supplement on or about April 11, 2019.

        We have agreed to pay the placement agent an aggregate cash fee equal to 6% of the gross proceeds of this offering. We estimate the total expenses payable by us for this offering to be approximately $300,000, which amount includes (i) the placement agent's fee of $120,000, (ii) a $40,000 non-accountable expense allowance payable to the placement agent, (iii) a $40,000 management fee payable to the placement agent, and (iv) an estimated $99,400 for other fees and expenses of the Company in connection with the offering.

        In addition, we have agreed to issue to the placement agent a number of common stock warrants to purchase up to 120,000 shares of common stock or 3% of the aggregate number of shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. The placement agent warrants shall expire on five year anniversary of the effective date of this offering and have an exercise price equal to $0.55 or 110% of the public offering price per Pre-Funded Warrant, inclusive of the $0.01 exercise price. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The placement agent warrants and the shares of common stock underlying the placement agent warrants are not included on the registration statement of which this prospectus supplement forms a part.

        We have previously granted the placement agent a right of first refusal to act as sole bookrunner, placement agent or manager in connection with any subsequent public or private offering of equity securities, debt financing or refinancing, or other capital markets financing by us. This right of first refusal extends for 12 months from the closing date of our recent public offering of common stock described under "Prospectus Supplement Summary—Recent Developments—Public Offering of Common Stock." The terms of any such engagement of the placement agent will be determined by separate agreement.

        We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent's activities under the securities purchase agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

        The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

  •
  may not engage in any stabilization activity in connection with our securities; and

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  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

        From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

 PRIVATE PLACEMENT OF COMMON WARRANTS

        In a concurrent private placement, we are issuing to investors who purchase Pre-Funded Warrants in this offering Common Warrants to purchase an additional 3,000,000 shares of our common stock, which represent 75% of the number of shares of our common stock issuable upon exercise of the Pre-Funded Warrants being purchased in this offering.

        The Common Warrants will be issued in certificated form. Each Common Warrant will be exercisable for one share of our common stock at an exercise price of $0.78 per share. The aggregate number of Common Warrant Shares exercisable pursuant to the Common Warrants is 3,000,000. The Common Warrants will be exercisable after a 6-month non-exercisable period, and then for five years from the end of the non-exercisable period, but not thereafter.

        A holder of Common Warrants will not have the right to exercise any portion of its Common Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, at the election of the holder, prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the "Beneficial Ownership Limitation"); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. Investors who already beneficially hold in excess of 9.99% of our outstanding shares of common stock at closing may elect to not be subject to this Beneficial Ownership Limitation.

        The exercise price and number of the shares of our common stock issuable upon the exercise of the Common Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Common Warrants. The Common Warrant holders will also be permitted to participate on an as exercised to common stock basis in any subsequent rights offering by us, if any, and in any dividend or special distributions of assets by us, if any.

        The Common Warrants will be exercisable on a "cashless" basis if we do not maintain a current registration statement registering the issuance of the Common Warrant Shares upon exercise under the Securities Act. In addition, the Common Warrants will survive any acquisition of the Company.

        The Common Warrants and the Common Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Common Warrants and the Common Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(d) promulgated thereunder. All purchasers are required to be "accredited investors" as such term is defined in Rule 501(a) under the Securities Act.

        The foregoing description of the Common Warrants is a summary. For the complete terms of the Common Warrants, you should refer to the form of Common Warrant to be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

 CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of our Pre-Funded Warrants issued pursuant to this offering and our common stock into which the Pre-Funded Warrants can be exercised. Because there is no material exercise price for the Pre-Funded Warrants, such warrants are expected to be treated as equity under general U.S. federal income tax principles. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

  •
  a non-resident alien individual;

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  a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

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  a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

        This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their Pre-Funded Warrants and/or common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our Pre-Funded Warrants and/or common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our Pre-Funded Warrants and/or common stock through a partnership or other pass-through entity, as applicable.

        This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds our Pre-Funded Warrants and/or shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

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  insurance companies;

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  tax-exempt or governmental organizations;

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  financial institutions;

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  brokers or dealers in securities;

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  regulated investment companies;

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  pension plans;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  "qualified foreign pension funds," or entities wholly owned by a "qualified foreign pension fund";

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  persons deemed to sell our Pre-Funded Warrants and/or common stock under the constructive sale provisions of the Code;

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  persons that hold our Pre-Funded Warrants and/or common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

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  certain U.S. expatriates.

        This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our Pre-Funded Warrants and/or common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and/or disposition of our Pre-Funded Warrants and/or common stock.

Exercise of Pre-Funded Warrants

        Because there is no material exercise price for the Pre-Funded Warrants and such warrants should be treated as equity for U.S. federal income tax purposes, we intend to treat the exercise of the Pre-Funded Warrants as a tax-free recapitalization for U.S. federal income tax purposes, although the matter is not free from doubt. In this case, upon the exercise of a warrant for common stock, a non-U.S. holder generally will not recognize gain or loss and will have a tax basis in the common stock received upon exercise equal to the non-U.S. holder's tax basis in the warrant and the holding period for a share of common stock acquired in an exercise would include the holding period of the Pre-Funded Warrants surrendered.

Distributions on Our Common Stock

        Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in "—Gain on Sale or Other Taxable Disposition of Our Common Stock." Any such distributions will also be subject to the discussions below under the sections titled "Backup Withholding and Information Reporting" and "—Withholding and Information Reporting Requirements—FATCA."

        Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

        Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

        A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

The Pre-Funded Warrants are not entitled to any distributions until such warrant is exercised.

Gain on Sale or Other Taxable Disposition of Our Pre-Funded Warrants and/or Common Stock

        Subject to the discussions below under "—Backup Withholding and Information Reporting" and "—Withholding and Information Reporting Requirements—FATCA," a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder's sale or other taxable disposition of our Pre-Funded Warrants and/or shares of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in "—Distributions on Our Common Stock" also may apply;

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

  •
  we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder's holding period, if shorter) a "U.S. real property holding corporation," unless any class of our stock is regularly traded on an established securities market and the non-U.S. holder disposes of such class of stock and holds no more than 5% of such class of stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held such class of stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Our Pre-Funded Warrants are expected to constitute a class of stock for purposes of the rules described above. However, we do not expect our Pre-Funded Warrants to be regularly traded on an established securities market for purposes of such rule. Further, there can be no assurance that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

        We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in "—Distributions on Our Common Stock," generally will be exempt from U.S. backup withholding.

        Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Pre-Funded Warrants and common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

        Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements—FATCA

        Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our Pre-Funded Warrants and common stock, although under recently proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization.. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Pre-Funded Warrants and/or common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

LEGAL MATTERS

        The validity of the securities offered hereby has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of eMagin Corporation as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our common stock is listed for trading on the NYSE American under the symbol "EMAN."

        We have filed with the SEC a registration statement on Form S-3 (File No. 333-218838) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all the information set forth in the registration statement and its exhibits and schedules. For further information about us, this offering and our common stock, you may refer to the registration statement and to its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC's website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We maintain a website at www.emagin.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement and accompanying prospectus (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The document we are incorporating by reference is:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 28, 2019;

  •
  Our Current Report on Form 8-K filed with the SEC on April 8, 2019 (to the extent filed and not furnished);

  •
  Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on April 30, 2018 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10 K for the fiscal year ended December 31, 2017); and

  •
  The description of our common stock contained in our Registration Statement on Form 8 A (File No. 001 15751), filed with the SEC on May 12, 2010 (including any further amendment or reports filed with the SEC for the purpose of updating such description).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

Andrew G. Sculley, Chief Executive Officer
eMagin Corporation
700 South Drive, Suite 201
Hopewell Junction, NY 12533
(845)-838-7900

PROSPECTUS

$80,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants or Units

        From time to time, we may offer up to $80,000,000 of any combination of the securities described in this prospectus, either individually or in units. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        This prospectus also may be used in connection with the issuance of up to 4,981,449 shares of our common stock (the "Warrant Shares") upon exercise of certain of our outstanding warrants (the "Warrants"). Such Warrants and Warrant Shares were registered under our Registration Statement on Form S-3 (File No. 333-196720), filed with the Securities and Exchange Commission on June 13, 2014 and declared effective on June 25, 2014 (the "Prior Registration Statement"), as more fully described herein under the heading "Description of Capital Stock—Warrants."

        The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our common stock is traded on the NYSE MKT under the symbol "EMAN." On June 16, 2017, the last reported sale price of our common stock on the NYSE MKT was $2.55 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE MKT or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2017.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. This prospectus also relates to the issuance of up to 4,981,449 Warrant Shares upon exercise of certain of our outstanding Warrants. The Warrants and the Warrant Shares were registered under the Prior Registration Statement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference," including the risks referred to under the heading "Risk Factors" in this prospectus, in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operating and prospects may have changed materially since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We post on our public website (www.emagin.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

        You can find, copy and inspect information we file with the SEC at the SEC's public reference room, which is located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC's public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC's website at http://www.sec.gov.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contained more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  description of our common stock contained in our registration statement on Form 8-A(File No. 001-15751), filed with the SEC on May 12, 2010 (including any further amendment or reports filed with the SEC for the purpose of updating such description);

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 29, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 11, 2017;

  •
  Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on April 21, 2017 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and

  •
  Our Current Reports on Form 8-K filed with the SEC on May 19, 2017, May 24, 2017 and May 26, 2016 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement).

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

        You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:

Andrew G. Sculley, Chief Executive Officer
eMagin Corporation
2070 Route 52
Hopewell Junction, NY 12533
(845) 838-7900

 FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 , as amended, or the Securities Act, and Section 21E of the Exchange Act, that are based on our management's belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading "Risk Factors" in this prospectus and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any free writing prospectus, including the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. In particular, forward-looking statements in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents that we incorporate by reference herein and therein include statements about:

  •
  our ability to successfully develop and market our products to customers;

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  our ability to generate customer demand for our products in our target markets;

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  the development of our target markets and market opportunities, including our planned entry in the consumer market;

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  our potential exposure to product liability claims;

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  our ability to manufacture suitable products at competitive cost;

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  our ability to successfully implement new equipment on our manufacturing line;

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  market pricing for our products and for competing products;

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  the extent of increasing competition;

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  technological developments in our target markets and the development of alternate, competing technologies in them;

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  our anticipated cash needs and our estimates regarding our capital requirements;

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  our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms; and

v

  •
  other risks and uncertainties referenced under "Risk Factors" below and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein.

        Forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus or in the documents that we reference herein and therein represents our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

 SUMMARY

        This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading "Risk Factors" in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "eMagin Corporation," "eMagin," "the Company," "we," "us," and "our company" or similar references refer to eMagin Corporation and its wholly owned subsidiary, Virtual Vision, Inc.; and the term "securities" refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.

        This prospectus, and the information incorporated herein by reference, includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Our Company

        We are a leader in the manufacture of microdisplays using OLED (organic light emitting diode) technology. We design, develop, manufacture, and market OLED on silicon microdisplays, virtual imaging products that utilize OLED microdisplays, and related products. We also perform research in the OLED field. Our virtual imaging products integrate OLED technology with silicon chips to produce high-resolution microdisplays one-inch diagonally and smaller which, when viewed through a magnifier, create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer customers to develop and market improved or new electronic products, especially products that are mobile and highly portable so that people have immediate access to information and can experience immersive forms of communications and entertainment. We also develop and manufacture night vision products for the consumer electronics, recreational, law enforcement and first responder markets including a smart phone attachment and a wearable device.

        We believe our OLED microdisplays offer a number of significant advantages over comparable liquid crystal microdisplays including sharply higher contrast, greater power efficiency, less weight, more compact size, and negligible image smearing. Using our active matrix OLED technology, many computer and electronic system functions can be built directly into the OLED microdisplay silicon backplane, resulting in compact, high resolution, power efficient systems. Already proven in military and commercial systems, our portfolio of OLED microdisplays deliver high-resolution, flicker-free virtual images that perform effectively even in extreme temperatures and high-vibration conditions We have developed our own intellectual property and accumulated over 15 years of manufacturing know-how to create high performance OLED microdisplays.

        We were formed through the merger of Fashion Dynamics Corporation, which was organized on January 23, 1996 under the laws of the State of Nevada, and FED Corporation, a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Simultaneous with this merger, we changed our name to eMagin Corporation. We are incorporated in the state of Delaware.

        We derive the majority of our revenue from sales of our OLED microdisplay products. We also earn revenue from government, commercial and consumer product development contracts that may complement and support our internal research and development programs. In addition, we generate sales from optics and microdisplays combined with optics. Beginning in the first quarter of fiscal 2017, we introduced two consumer products, BlazeSpark and BlazeTorch.

        The address of our principal executive offices is 2070 Route 52, Hopewell Junction, NY 12533 and our telephone number is (845) 838-7900. Our website address is www.emagin.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, either individually or in units, with a total value of up to $80,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our Board of Directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

        We may evidence each series of debt securities by indentures we will issue. Debt securities may be issued under an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

        Warrants.    We may issue warrants from time to time, in one or more series, for the purchase of common stock and/or preferred stock. We may issue warrants independently or together with common stock and/or preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        Units.    We may issue units from time to time, in one or more series, consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

        Warrant Shares.    This prospectus also relates to the issuance of the Warrant Shares upon exercise of certain of our outstanding Warrants. Such Warrants and Warrant Shares were previously registered under the Prior Registration Statement. The material terms of the outstanding Warrants are summarized herein, which summaries are qualified in their entirety by reference to the forms of warrants and warrant agreements incorporated by reference as exhibits to the registration statement of which this prospectus is a part. To the extent that the terms of the offering and issuance of the Warrant Shares materially differs from those terms disclosed in this prospectus, we may provide you with a prospectus supplement that will contain specific information about the terms of such offering.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risks and uncertainties set forth under the heading "risk factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 29, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 11, 2017 which are incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act (including by the filing of Current Reports on Form 8-K), when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and trading price of our common stock.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

DILUTION

        If there is a material dilution of the purchasers' equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers' securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

  •
  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or re-allowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

        We may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on the NYSE MKT LLC, or NYSE MKT, may engage in passive market making transactions in the common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of May 31, 2017, there were 34,972,589 shares of our common stock outstanding, 5,659 shares of our preferred stock outstanding, warrants issued in December 2015 to purchase 383,500 shares of our common stock, warrants issued in August 2016 to purchase 2,947,949 shares of our common stock outstanding, warrants issued in March 2017 to purchase 100,000 shares of our common stock outstanding and warrants issued in May 2017 to purchase 1,650,000 shares of our common stock outstanding.

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, outstanding warrants and the applicable provisions of the Delaware General Corporation Law. This summary does not purport to be complete and is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws, outstanding warrants and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

Common Stock

        We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Warrants

        As of May 31, 2017, we had warrants outstanding and exercisable for 5,081,449 shares of our common stock. Below is a summary of our outstanding warrants.

2015 Warrants

        The following description of our 2015 warrants is subject to, and qualified in its entirety by, the form of 2015 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on December 18, 2015. You should review a copy of the form of 2015 warrant for a complete description of the terms and conditions applicable to the 2015 warrants. The offering and sale of the 2015 warrants, and the shares of common stock underlying the 2015 warrants, were registered under the Prior Registration Statement.

        Term.    The 2015 warrants became exercisable commencing six months after the date of issuance, for five years, but not thereafter.

        Exercise Price.    The exercise price of the 2015 warrants is $2.05 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2015 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.

        Exercisability.    The 2015 warrants became exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the 2015 warrant. The 2015 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2015 warrants, then the 2015 warrants may be exercised by means of a cashless exercise.

        No fractional shares.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2015 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2015 warrant or round up to the next whole share.

        Transferability.    Subject to applicable laws, the 2015 warrants may be transferred at the option of the holder upon surrender of the 2015 warrants to us together with the appropriate instruments of transfer.

        Authorized Shares.    During the period the 2015 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2015 warrants upon the exercise of the 2015 warrants.

        Fundamental Transactions.    In the event of any fundamental transaction, as described in the 2015 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2015 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2015 warrant is exercisable immediately prior to such event.

        Right as a Stockholder.    Except as otherwise provided in the 2015 warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the 2015 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2015 warrants.

        Waivers and Amendments.    The terms of any 2015 warrant may be amended or waived with our written consent and the written consent of the holder of such 2015 warrant.

        Beneficial Ownership Limitation.    Subject to limited exceptions, a holder of 2015 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

2016 Warrants

        The following description of our 2016 warrants is subject to, and qualified in its entirety by, the form of 2016 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on August 24, 2016. You should review a copy of the form of 2016 warrant for a complete description of the terms and conditions applicable to the 2016 warrants. The offering and sale of the 2016 warrants, and the shares of common stock underlying the 2016 warrants, were registered under the Prior Registration Statement.

        Term.    The 2016 warrants became exercisable six months after the date of issuance for five years, but not thereafter.

        Exercise Price.    The exercise price of the 2016 warrants is $2.60 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2016 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the 2016 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

        Exercisability.    The 2016 warrants became exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the 2016 warrant. The 2016 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2016 warrants, then the 2016 warrants may be exercised by means of a cashless exercise.

        No fractional shares.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2016 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2016 warrant or round up to the next whole share.

        Transferability.    Subject to applicable laws, the 2016 warrants may be transferred at the option of the holder upon surrender of the 2016 warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

        Authorized Shares.    During the period the 2016 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2016 warrants upon the exercise of the 2016 warrants.

        Fundamental Transactions.    In the event of any fundamental transaction, as described in the 2016 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2016 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2016 warrant is exercisable immediately prior to such event.

        Right as a Stockholder.    Except as otherwise provided in the 2016 warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the 2016 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2016 warrants.

        Waiver and Amendments.    The terms of any 2016 warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such 2016 warrant.

        Beneficial Ownership Limitation.    Subject to limited exceptions, a holder of 2016 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Financing Warrants

        On March 24, 2017, we entered into an unsecured debt financing arrangement with Stillwater Trust LLC, or Stillwater, an investor who with affiliates collectively control approximately 42% of our outstanding common stock. In connection with the financing arrangement, Stillwater received a warrant to purchase 100,000 shares of our common stock at an exercise price of $2.25 per share, the closing market price of our common stock on the date the financing arrangement was executed. On May 24, 2017, we voluntarily terminated the financing arrangement. As of the date of its termination, there were no amounts outstanding under the financing arrangement.

        Term.    The financing warrants became exercisable six months after the date of issuance for five years, but not thereafter.

        Exercise Price.    The exercise price of the financing warrants is $2.25 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the financing warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the financing warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

        Exercisability.    The financing warrants became exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the financing warrant. The financing warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

        No fractional shares.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the financing warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the financing warrant or round up to the next whole share.

        Transferability.    Subject to applicable laws, the financing warrants may be transferred at the option of the holder upon surrender of the financing warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

        Authorized Shares.    During the period the financing warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the financing warrants upon the exercise of the financing warrants.

        Fundamental Transactions.    In the event of any fundamental transaction, as described in the financing warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a financing warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the financing warrant is exercisable immediately prior to such event.

        Right as a Stockholder.    Except as otherwise provided in the financing warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the financing warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their financing warrants.

        Waiver and Amendments.    The terms of any financing warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such financing warrant.

2017 Warrants

        The following description of our 2017 warrants is subject to, and qualified in its entirety by, the form of 2017 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on May 24, 2017. You should review a copy of the form of 2017 warrant for a complete description of the terms and conditions applicable to the 2017 warrants. The offering and sale of the 2017 warrants, and the shares of common stock underlying the 2017 warrants, were registered under the Prior Registration Statement.

        Term.    The 2017 warrants are immediately exercisable upon issuance for five years from the date of issuance, but not thereafter.

        Exercise Price.    The exercise price of the 2017 warrants is $2.45 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2017 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the 2017 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

        Exercisability.    The 2017 warrants are immediately exercisable upon issuance and are exercisable at any time during the applicable term of the 2017 warrant. The 2017 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2017 warrants, then the 2017 warrants may be exercised by means of a cashless exercise.

        No fractional shares.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2017 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2017 warrant or round up to the next whole share.

        Transferability.    Subject to applicable laws, the 2017 warrants may be transferred at the option of the holder upon surrender of the 2017 warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers..

        Authorized Shares.    During the period the 2017 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2017 warrants upon the exercise of the 2017 warrants.

        Fundamental Transactions.    In the event of any fundamental transaction, as described in the 2017 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2017 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2017 warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Warrant.

        Right as a Stockholder.    Except as otherwise provided in the 2017 warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the 2017 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2017 warrants.

        Waiver and Amendments.    The terms of any 2017 warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such 2017 warrant.

        Beneficial Ownership Limitation.    Subject to limited exceptions, a holder of 2017 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. The 10,000,000 shares of preferred stock authorized are undesignated as to preferences, privileges and restrictions. Our Board of Directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

        On December 19, 2008, we filed a Certificate of Designations with the State of Delaware which designates 10,000 shares of our preferred stock as Series B Convertible Preferred Stock. The preferred stock has a stated value of $1,000 and has a conversion price of $0.75 per share. The preferred stock does not pay interest. The holders of the preferred stock are not entitled to receive dividends unless the Board of Directors declares a dividend for holders of our common stock and then the dividend shall be equal to the amount that such holder would have been entitled to receive if the holder converted its preferred stock into shares of our common stock. Each share of preferred stock has voting rights equal to (i) the number of shares of our common stock issuable upon conversion of such shares of preferred stock at such time (determined without regard to the shares of common stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of preferred stock) when the preferred stock votes together with our common stock or any other class or series of our capital stock and (ii) one vote per share of preferred stock when such vote is not covered by the immediately preceding clause. In the event of our liquidation, dissolution, or winding up, the preferred stock is entitled to receive liquidation preference before the common stock. We may at our option redeem the preferred stock by providing the required notice to the holders of the preferred stock and paying an amount equal to $1,000 multiplied by the number of shares for all of such holder's shares of outstanding preferred stock to be redeemed.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Delaware Law and Certain Charter and By-law Provisions

        Provisions of Delaware law, our certificate of incorporation and our by-laws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable. These provisions may also prevent or delay attempts by stockholders to replace or remove our current management or members of our Board of Directors. These provisions include:

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  limitations on the removal of directors;

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  advance notice requirements for stockholder proposals and nominations;

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  the inability of stockholders to act by written consent or to call special meetings;

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  the ability of our Board of Directors to make, alter or repeal our by-laws; and

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  the authority of our Board of Directors to issue preferred stock with such terms as our Board of Directors may determine.

        In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

        Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

Listing

        Our common stock is listed on the NYSE MKT, under the symbol "EMAN."

 DESCRIPTION OF OUR DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, a prospectus supplement or free writing prospectus will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.

        We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

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  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders or affiliates;

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  issue or sell stock of our subsidiaries; or

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

        We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

Certain Terms of the Senior Debt Securities

        Conversion or Exchange Rights.    We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

        Consolidation, Merger or Sale.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days (or such other period as may be specified for such series) and the time for payment has not been extended;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

  •
  if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

        If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.

        Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or senior trustee, or to seek other remedies if:

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  the holder has given written notice to the senior trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered reasonable indemnity to the senior trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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  the senior trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        Modification and Waiver.    We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:

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  to fix any ambiguity, defect or inconsistency in the senior indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement or any free writing supplement;

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities;

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  to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form of any certifications required to be furnished pursuant to the terms of the senior indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor senior trustee or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to make any change to the senior debt securities of any series, so long as no senior debt securities of such series are outstanding

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  to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the senior indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

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  extends the stated maturity of any senior debt securities;

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  reduces the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities;

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  reduces the rate or extends the time of payment of interest on any senior debt securities; or

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  reduces the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

        Satisfaction and Discharge.    We can elect satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the senior trustee;

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  compensate and indemnify the senior trustee; and

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  appoint any successor senior trustee.

        In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

        Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder's senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Information Concerning the Senior Trustee.    The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        Subject to this provision, the senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Ranking of Debt Securities

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in a prospectus supplement or free writing prospectus.

 DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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  the offering price and the aggregate number of warrants offered;

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  the currencies in which the warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

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  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

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  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

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  the terms of any rights to redeem or call the warrants;

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  the date on which the right to exercise the warrants begins and the date on which such right expires;

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  federal income tax consequences of holding or exercising the warrants; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the warrant agreement, if any, under which the warrants will be issued;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  anti-dilution provisions of the warrants if any;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  the identities and addresses of the warrant agent and any calculation or other agent for the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants;

  •
  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with the terms of such warrants.

Calculation Agent

        Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

        The calculation agent's determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

 DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below will generally apply to any future series of units we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any series of units we offer under a prospectus supplement or free writing prospectus may differ from the general of terms we described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below in this section;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 FORMS OF SECURITIES

General

        Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser's beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers' abilities to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants, or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

        The consolidated financial statements of eMagin Corporation as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016 incorporated in this registration statement by reference from the eMagin Corporation Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Pre-Funded Warrants to Purchase up to 4,000,000 Shares of Common Stock and 4,000,000 Shares of Common Stock underlying the Pre-Funded Warrants

H.C. Wainwright & Co.

April 9, 2019